Exhibit (h)(19)(i)

  AMENDMENT TO THE PARTICIPATION AGREEMENT
AMONG PROTECTIVE LIFE INSURANCE COMPANY AND
JANUS ASPEN SERIES

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the “Amendment”) is made as of this 11th day of October, 2021 by and between JANUS ASPEN SERIES and PROTECTIVE LIFE INSURANCE COMPANY (the “Company,” and collectively, the “Parties”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into a certain Participation Agreement dated December 3, 2020 (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to amend the Agreement to update the separate accounts and contracts listed in Schedule A; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.
Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.    Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

JANUS ASPEN SERIES

By:  /s/ Abigail Murray

Name:  Abigail Murray

Title:  Managing Counsel

Date:  October 14, 2021

PROTECTIVE LIFE INSURANCE COMPANY

By:  /s/ Barry K Brown

Name:  Barry K Brown

Title:  VP, Operations

Date:  October 14, 2021

Schedule A
Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
Protective COLI VUL Separate Account	Protective® Executive Benefits Registered VUL
Protective COLI PPVUL Separate Account	Protective® Executive Benefits Private Placement VUL
Protective BOLI PPVUL Separate Account	Protective® Executive Benefits Private Placement VUL
Protective COLI PPVUL SV Separate Account	Protective® Executive Benefits Private Placement VUL